Exhibit 3.1

AMENDED AND REINSTATED ARTICLES OF INCORFORATION OF FATHER TLME, Robert Waligunda hereby certifies that A. Robert Waligunda is the President, Director and Secretary of FATHER TLME, INC., a Delaware corporation. R. The Articles of Incorporation of this corporation arc amended and restated in their entirety to read as follows and supersede and take the place of the existing Articles of Incorporation and all prior amendments hereto and restatements thereof' ARTICLE 1 COMPANY NAVE .1 The name of the corporation shall be: FATHER TIME, INC. ARTICLE 2 DURATION .1 The corporation shall continue in existence perpetually unless sooner dissolved according to law. ARTICLE 3 PRINCIPAL OFFICE AND RENIDENT ALIENT T h e principal office of the corporation is 3700 Massachusetts Ave. NW . The Resident Agent is Robert Waligunda, 3700 Massachusetts Ave., NW 20016. Either the principal office or tlie resident agent may be changed in the manner provided for by law. ARTICLE PURPOSE . I The purpose for which the corporation is ma-sized is to engage in any hiwful activity within or without the State of Delaware. .2 The corporation may also maintain offices at such other places within or without the State of Delaware as it may from time to time determine. Corporate business of every kind and nature may be tonducted, and meetings of directors and shareholders may be held outside the State of Delaware with the same effect as if in the State of Delaware. Page of 4 https://www.sec.gov/Archives/edgar/data/1702388/000149315219008478/ex3-1.htm /9/18/2019 https://www.sec.gov/Archives/edgar/data/1702388/000149315219008478/ex3-1.htmhttps://www.sec.gov/Archives/edgar/data/1702388/000149315219008478/ex3-1.htm /9/18/2019 https://www.sec.gov/Archives/edgar/data/1702388/000149315219008478/ex3-1.htmARTICLE SBOARD OF DIRECTORS 5.1 The Board of Directors of the corporation shall consist of such number of persons, not less than one, as shall be determined in accordance with the bylaws from rime to time. ARTICLE 6CAPITAL STOCK_1 Authorized Capital Stock. The authorized number of shares which this corporation shall have the authority to issue five hundred million (500,e00SI00 shares, consisting of (a) four hundred fifty (413 (),11410,(M) shares of common stock, $0.001 par value per share (the "Common Stock") and (b) fifty million (50,000.060) shares of preferred stock. $0.00l par value per share (the "Preferred Stock"), is:suable in one or more series as hereafter provided. A description of the classes of shares and a statement of the number of shares in each class and their relative rights, voting power, and preferences granted to and restrictions imposed upon the shares of each class are as follows: 6,2 Common Stock. Each share of Common Stock shall have, for all purposes one ( l) vote per share. Subject to the mete/testes applicable to the Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the corporation as may be declared thereon by the Board of directors from time to time out of assets or funds of the corporation legally available therefore. The holders of Common Stack issued and outstanding have and possess the right to receive native of shareholder's meetings and to vote upon the election of directors or twin any other matter as to which approval of the outstanding share of Common Stock or approval of the common shareholders is required or requested. 6.3 Preferred Stock. The Shares of Preferred Stock may be issued from time to time in one or more series_ The Board of Directnel is authorized, by resolution adopted and filed is accordance with law, to provide for the issue of such series of shares of Preferred Stock. Each series of Preferred Stock: (a) may have such voting powers, full or limited, or may be without voting powers: (b) may be subject to redemption at such time or Ames and at such prices as determine by the Hoard of Directors; (c) may be entitled to receive dividends (which limy be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any ether class or elasses or of any other series of the same or any other class or classes of stock of the corporation or sea other empointion or other entity at such price or prates ur at such rates of exchange and with such ad;ustruents, (f) may be entitled lo the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may he entitled to the benefit of conditions ant restrictions upon the creation of indebtedness of the corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or rather acquisition by the corporation or any subsidiary of, any outstanding shares of the corporation; and Page 2 of 4 https://www.sec.gov/Archives/edgar/data/1702388/000149315219008478/ex3-1.htm /9/18/2019 https://www.sec.gov/Archives/edgar/data/1702388/000149315219008478/ex3-1.htmhttps://www.sec.gov/Archives/edgar/data/1702388/000149315219008478/ex3-1.htm /9/18/2019 https://www.sec.gov/Archives/edgar/data/1702388/000149315219008478/ex3-1.htm (1.) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of Mate of the State of Delaware he reisaucri as pan of a new aeries of shares of Preferred Stock to be created by resolution iar resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, ail subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock. ARTICLE 7 NO FURTHER ASSESSMENTS .1 T h e capital stock, after the amount of the subscription price determine by the Board of Directors has been paid in money, property, or services, as the Directors shall deterrnme, shall be subject to no further assessment to pay the debts of the corporation. and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not arid cannot be amended, regardless of the vote therefore, so as to amend, modify or rescind this Article 7. ARTICLE 8 NO PR EFIVPITVF RIGHT _1 Except as otherwise set forth herein, none of the shares of the corporation shall carry with them any preemptive right to acquire widieional or other shares of the corporation and no holder of any stock of the corporation shall be entitled, as of right, to purchase or subseae for any port of any unissued shares of stock of the corporation or for any additional has of stock, of any class or series, which may at any time be lammed, whether now or hereafter authorized, or for any rights, options, or warrants to purchase er receive shares of stock or for any bonds. certificates of indebtedness, debentures, or other seeurities. ARTICLE 9 NO CUMULATIVE VOTING . 1 There shall be no cumulative voting of shares. ARTICLE 10 ELECTION NOT TO BE GOVERNED BY PROVISIONS OF NRS 78.411 TO 78.444_ .1 The corporation, pursuant to NRS 78.434, hereby elects not to be governed by the provisions of NRS 78.411 to 78.411, inclusive. ARTICLE 11 INDEMNIFICATION OF OFFICERS AND DIRECTORS I I_ l The corporation shall indemnity its direocirs, officers, employee, fiduciaries and agents to the fullest extent permitted under the Delaware Revised Statutes. 1 1_2 every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, -whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom be is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director GT officer of another corporation, or as its representative in a partnership, Page 3 of 4 https://www.sec.gov/Archives/edgar/data/1702388/000149315219008478/ex3-1.htm /9/18/2019 https://www.sec.gov/Archives/edgar/data/1702388/000149315219008478/ex3-1.htmhttps://www.sec.gov/Archives/edgar/data/1702388/000149315219008478/ex3-1.htm /9/18/2019 https://www.sec.gov/Archives/edgar/data/1702388/000149315219008478/ex3-1.htmjoint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Delaware from time to time against all expenses, liability and toss (including attomey's fees. judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, volt of stockholders, provision of law or otherwise, as well as their rights under this Article_ 11.3 Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the law of the State of Delaware and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnity such person. 11.4 'The private property of the Stockholders, Directors and Officers shall not he subject to the payment of corporate debts to any extent whatsoever. 1 t.5 No Director ro Officer or Shareholder shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this provision does not eliminate nor limit in any way the liability of a director or officer for (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) The payment of dividends in violation of Delaware Revised Statutes (N.R.S.) 78.300. (c) The foregoing Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors in accordance with Sections 78.385, 78.390 and 78.403 of the Delaware Revised Statutes_ (d) The foregoing amendment and restatement of the Articles of Incorporation have been duly approved by the required written Consent of Shareholders in accordance with Section 78.340 of the Delaware Revised Statutes. The total number of outstanding shares of the corporation is _ The number of shares voting in favor of the Amended and Restated Articles of incorporation was la& shares representing t C7C %. fhe percentage of vote required was more than 50%. WTTNIESS WHEREOF, we have hereunto set OUT hands this il.--)e.tay of ,201% hereby declaring and certifying that the facts stated hereinabove are true. By: Robert Waligunda, President and liJttrectot Page 4 of 4 https://www.sec.gov/Archives/edgar/data/1702388/000149315219008478/ex3-1.htm /9/18/2019 https://www.sec.gov/Archives/edgar/data/1702388/000149315219008478/ex3-1.htmhttps://www.sec.gov/Archives/edgar/data/1702388/000149315219008478/ex3-1.htm /9